Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: Siew Wai Yong Chairman & CEO (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports First Quarter Results;

Delivers First Dynamic Power Module Test System

Van Nuys, CA -- November 13, 2023 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the first quarter of fiscal 2024.

For the three months ended September 30, 2023, revenue decreased by 17% to $9,966,000 from $11,939,000 for the first quarter of fiscal 2023, primarily due to lower revenue in the Company’s testing services and manufacturing segments. Reflecting this decrease, gross margin declined to 25% of revenue compared to 30% of revenue for last year’s first quarter.

Net income for the first quarter of fiscal 2024 was $230,000, or $0.05 per diluted share. This compares to net income of $882,000, or $0.21 per diluted share, for the first quarter of fiscal 2023.

Cash and cash equivalents at September 30, 2023, increased to $8,333,000 compared to $7,583,000 at June 30, 2023, and shareholders' equity increased to $29,655,000, or $7.24 per outstanding share, compared to $29,571,000, or $7.22 per outstanding share, at June 30, 2023. There were approximately 4,096,680 common shares outstanding at September 30, 2023 and June 30, 2023.

CEO Comments

S.W. Yong, Trio-Tech's Chairman & CEO, said, “We are glad to announce that we have delivered our first dynamic test system, related to the contract we announced last Spring, and are currently waiting for customer on-site buy off. While we see encouraging signs that demand for Trio-Tech’s products and services among our key customers has begun to stabilize, we remain cautious in the short term and are focused on enhancing customer service and our ability to rapidly adapt to changing market conditions.

We anticipate a significant recovery of distribution sales in fiscal 2024 and have positioned ourselves as a value-added reseller, offering extended research and development services to customize and integrate products for new and existing customers. Together, these efforts support our longer-term goal to broaden and diversify product offerings to our customer base and take advantage of new growth opportunities we have identified in providing industry display solutions for medical laboratory equipment and arcade gaming industries.”

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports First Quarter Results

November 13, 2023

Page Two

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; the divestiture of one or more business segments in response to, among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
	2023	2022
Revenue
Manufacturing	$2,885	$3,585
Testing services	5,164	6,364
Distribution	1,910	1,982
Real estate	7	8
	9,966	11,939
Cost of Sales
Cost of manufactured products sold	2,049	2,525
Cost of testing services rendered	3,784	4,126
Cost of distribution	1,596	1,648
Cost of real estate	17	18
	7,446	8,317

Gross Margin	2,520	3,622

Operating Expenses:
General and administrative	2,158	2,305
Selling	187	173
Research and development	85	73
Loss on disposal of property, plant and equipment	91	4
Total operating expense	2,521	2,555

(Loss) / Income from Operations	(1)	1,067

Other Income / (Expense)
Interest expense	(24)	(44)
Other income, net	196	158
Government Grant	73	21
Total other income	245	135

Income from Continuing Operations before Income Taxes	244	1,202
Income Tax Expenses	(37)	(225)

Income from Continuing Operations before Non-controlling Interest, net of tax	207	977

Income from Discontinued Operations, net of tax	--	1
NET INCOME	207	978

Less: Net (Loss) / Income Attributable to the Non-controlling Interest	(23)	96
Net Income Attributable to Trio-Tech International	230	882

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	227	882
Income from discontinued operations, net of tax	3	--
Net Income Attributable to Trio-Tech International	$230	$882

Earnings per share
Basic earnings per share	$0.06	$0.22
Diluted earnings per share	$0.05	$0.21

Weighted Average Shares Outstanding - Basic	4,096	4,077
Weighted Average Shares Outstanding - Diluted	4,280	4,158

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)

UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
	2023	2022
Comprehensive Income Attributable to Trio-Tech International:
Net Income	$207	$978
Foreign Currency Translation, net of tax	(183)	(1,213)
Comprehensive Income / (Loss)	24	(235)

Less: Comprehensive (Loss) / Income Attributable to Non-controlling Interests	(2)	79
Comprehensive Income / (Loss) Attributable to Trio-Tech International	$26	$(314)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2023	2023
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,333	$7,583
Short-term deposits	5,946	6,627
Trade account receivables, net	10,973	9,804
Other receivables	1,671	939
Inventories, net	4,023	2,151
Prepaid expenses and other current assets	660	694
Assets held for sale	--	274
Financed sales receivable	11	16
Restricted term deposit	737	739
Total current assets	32,354	28,827

NON-CURRENT ASSETS:
Deferred tax assets	152	100
Investment properties, net	458	474
Property, plant and equipment, net	7,290	8,344
Operating lease right-of-use assets	2,563	2,609
Other assets	163	116
Restricted term deposits	1,719	1,716
Total non-current assets	12,345	13,359
TOTAL ASSETS	$44,699	$42,186

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$297	$--
Accounts payable	2,556	1,660
Accrued expense	7,507	5,568
Income taxes payable	393	418
Current portion of bank loans payable	423	475
Current portion of finance leases	97	107
Current portion of operating leases	1,190	1,098
Total current liabilities	12,463	9,326

NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	809	877
Finance leases, net of current portion	24	42
Operating leases, net of current portion	1,372	1,511
Income taxes payable, net of current portion	142	255
Deferred tax liabilities	7	10
Other non-current liabilities	227	594
Total non-current liabilities	2,581	3,289
TOTAL LIABILITIES	$15,044	$12,615

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,096,680 shares issued and outstanding at September 30 and June 30, 2023	12,819	12,819
Paid-in capital	5,126	5,066
Accumulated retained earnings	10,993	10,763
Accumulated other comprehensive income-translation adjustments	554	758
Total Trio-Tech International shareholders' equity	29,492	29,406
Non-controlling interest	163	165
TOTAL EQUITY	29,655	29,571
TOTAL LIABILITIES AND EQUITY	$44,699	$42,186